Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 22, 2016, by and between Sanchez Production Partners LP, a Delaware limited partnership (the “Partnership”), and SN UR Holdings, LLC, a Delaware limited liability company (the “Company”).

This Agreement is made pursuant to the transactions contemplated by that certain Common Unit Purchase Agreement (the “Purchase Agreement”), dated November 16, 2016, by and between the Company, on the one hand, and the Partnership, on the other hand.

The Partnership and the Company hereby agree as follows:

1.                                      Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(c).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Common Units” shall have the meaning set forth in the Partnership Agreement and includes any equity securities issued or issuable with respect thereto (including by recapitalization, merger or other event or occurrence).

“Demand Registration” shall have the meaning set forth in Section 2(a).

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system maintained by the Commission.

“Effectiveness Period” means, with respect to a particular Registration Statement, the period beginning when such Registration Statement is declared effective under the Securities Act and ending on the earliest of (a) three years after such Registration Statement is first declared effective (excluding a Registration Statement on Form S-3 with respect to which the three-year limitation in Rule 415(a)(5) is not applicable unless post-effectively amended on Form S-1, in which case such three-year period would run from the effective date of such post-effective amendment), (b) the time the Registrable Securities covered by such Registration Statement have been sold or otherwise disposed of by the Holder, and (c) such time as both (A) the Registrable Securities then covered by such Registration Statement may be sold pursuant to Rule 144 where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph

(d)(1)(ii) of Rule 144 so long as such holding period requirement is then satisfied at such time), as determined by the Partnership in good faith based in part on a written opinion letter of counsel to such effect, which opinion letter shall be addressed and acceptable to the Partnership, the Transfer Agent and the affected Holders, and (B) no Holder Beneficially Owns Common Units (on an as-converted basis) in excess of 5% of the then outstanding securities of such class.

“Existing Registration Rights Agreement” shall have the meaning set forth in Section 6(o).

“FINRA” shall have the meaning set forth in Section 3(g).

“Holder” or “Holders” means the Company and, upon compliance with Section 6(h), any other Person that is the Beneficial Owner of Registrable Securities as a result of the sale, assignment or other transfer of the Registrable Securities Beneficially Owned by the Company or other Partnership Interests issuable or issued upon the conversion or exercise of any securities Beneficially Owned by the Company which are convertible or exercisable into Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Inspectors” shall have the meaning set forth in Section 3(p).

“Losses” shall have the meaning set forth in Section 5(a).

“Other Units” means any Partnership Interests which do not constitute Registrable Securities.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners LP, dated as of October 14, 2015, as the same may be amended, restated or otherwise modified from time to time.

“Partnership Interest” shall have the meaning set forth in the Partnership Agreement and includes any equity securities issued or issuable with respect thereto (including by recapitalization, merger or other event or occurrence).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post- effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Records” shall have the meaning set forth in Section 3(p).

“Registrable Securities” means at any time, with respect to any Holder, Common Units issued or issuable pursuant to the Purchase Agreement, in each case whether Beneficially Owned by, or issuable to, such Holder, including upon the transfer thereof by the original holder or any subsequent holder, subject to Section 6(h), and any units or other securities issued in respect of such Registrable Securities because of or in connection with any unit split, dividend or other distribution, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities, or any combination of units, recapitalization, merger, consolidation or similar event, or any other equity securities issued pursuant to any other pro rata distribution with respect to such Registrable Securities; provided, however, that Partnership Interests held by a Holder shall cease to constitute Registrable Securities at such time as (A) all of such Partnership Interests may be sold by such Holder pursuant to Rule 144 where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is then satisfied at such time), as determined by the Partnership in good faith based in part on a written opinion letter of counsel to such effect, which opinion letter shall be (I) addressed and acceptable to the Partnership and the Transfer Agent and (II) addressed to such Holder, and (B) the Common Units then Beneficially Owned by such Holder (on an as-converted basis) do not exceed 5% of the then outstanding securities of such class.

“Registration Statement” means any registration statement filed hereunder, including Section 6(d) (which registration statement may constitute a “shelf” registration statement covering the Registrable Securities specified by the Holder on an appropriate form under Rule 415), and (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Selling Holders” means any Holder that sells or proposes to sell Registrable Securities pursuant to a Registration Statement in accordance with this Agreement.

“Trading Day” means a day on which the national securities exchange on which the Common Units are then listed for trading or quotation is open for trading.

“Transfer Agent” means Computershare, the current transfer agent of the Partnership, with a mailing address of 250 Royall Street, Canton, Massachusetts 02021 and a facsimile number of (791) 575-2549, and any successor transfer agent of the Partnership.

2.                                      Demand Registration.

(a)                                 At any time or from time to time, if the Partnership shall be requested in writing by the Company, by one or more affiliates of the Company who Beneficially Own Registrable Securities, or by one or more Holders who Beneficially Own at least 250,000 Registrable Securities, to effect a registration under the Securities Act of Registrable Securities in accordance with this Section 2 (a registration effected by the Partnership pursuant to this Section 2 is referred to as a “Demand Registration”), then the Partnership shall promptly give written notice of such proposed Demand Registration to each Holder and shall offer to include (subject to the terms of this Agreement) in such proposed Demand Registration any Registrable Securities requested to be included in such proposed Demand Registration by such Holders who respond in writing to the Partnership’s notice within 15 days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such Demand Registration and the intended method of distribution, which may be pursuant to a shelf Registration Statement).  Such written Demand Registration request shall specify the number of Registrable Securities requested to be registered, and the anticipated per unit price range for such offering, if applicable, and the intended method of distribution (which may be pursuant to a shelf Registration Statement).  Following the expiration of such 15-day response period, the Partnership shall use its commercially reasonable efforts to promptly effect such Demand Registration on an appropriate form under the Securities Act of the Registrable Securities which the Partnership has been so requested to register; provided,  however, that the Partnership shall not be obligated to effect any Demand Registration under the Securities Act except in accordance with the following provisions:

1.                   the Partnership shall not be obligated to file more than three Registration

Statements in total pursuant to this Section 2; and

2.                                      with respect to any Demand Registration of Registrable Securities, the Partnership may include in the Registration Statement related thereto any Other Units; provided,  however, that if the managing underwriter of any offering of Registrable Securities pursuant to such Registration Statement advises the Partnership in writing that the inclusion of all Registrable Securities and Other Units proposed to be included in such Demand Registration or offering would adversely and materially affect the successful marketing (including pricing) of all such securities, then the number of Registrable Securities and Other Units proposed to be included in such Demand Registration or offering shall be included in the following order:

I.                                        First, the Registrable Securities held by all Selling Holders, pro rata based upon the number of Registrable Securities Beneficially Owned by each such Selling Holder at the time of such Demand Registration or offering; and

II.                                   Second, the Other Units.

(b)                                 The Holder or Holders requesting a Demand Registration may, in the notice delivered pursuant to Section 2(a) or in connection with any “shelf take-down” under such Registration Statement (which offerings the Selling Holders may elect to conduct from time-to-time under any shelf Registration Statement filed pursuant to Rule 415), elect that such Demand Registration or offering, as the case may be, cover an underwritten public offering.  Upon such election, such Holder(s) shall elect one or more nationally recognized firms of investment banks to act as the lead managing underwriter(s) and shall select any additional investment banks to be used in connection with such offering, provided that such investment banks must be approved by the Partnership, such approval not to be unreasonably withheld, conditioned or delayed.  The Partnership shall, together with the Selling Holders, enter into a customary underwriting agreement with such underwriters.

(c)                                  A requested Demand Registration may be rescinded only by written notice to the Partnership by the Selling Holders holding a majority of the Registrable Securities to be included in the related Registration Statement and only (i) once in any 12 month period prior to the sale of any Registrable Securities under the Registration Statement or (ii) upon such Selling Holders reimbursing the Partnership in whole for all out-of-pocket expenses incurred by the Partnership in connection with such rescinded Demand Registration unless such Selling Holders (i) (x) reasonably believed that the Registration Statement contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (y) notified the Partnership of such fact and requested that the Partnership correct such alleged misstatement or omission and (z) the Partnership refused to correct such alleged misstatement or omission or (ii) could not include at least eighty percent (80%) of the Registrable Securities requested to be included on such Registration Statement as a result of Section 2(d).  Any Demand Registration rescinded by the Selling Holders in accordance with this Section 2(c) shall not count as a Registration Statement initiated pursuant to this Section 2 for purposes of Section 2(a) (except for a rescission under clause (i)

hereof, unless such Selling Holders shall have reimbursed the Partnership in whole for all out-of-pocket expenses incurred by the Partnership in connection with such rescinded Demand Registration).

(d)                                 Notwithstanding any other provision of this Agreement, if in connection with any review of a Registration Statement prior to effectiveness, the Commission objects based on any SEC Guidance to the number of Registrable Securities registered on a particular Registration Statement (in which event the Partnership shall use its commercially reasonable diligent efforts to advocate with the Commission for the registration of all Registrable Securities intended to be included therein), the Partnership shall be entitled to remove by pre-effective amendment such Registrable Securities from such Registration Statement to the extent in excess of such limitation and shall be permitted to reduce the Registrable Securities allocated amongst the Selling Holders on a pro rata basis based upon the number of Registrable Securities known to the Partnership to be Beneficially Owned by each such Selling Holder at the time of such registration.

3.                                      Registration Procedures.

In connection with the Partnership’s Demand Registration obligations hereunder, the Partnership shall:

(a)                                 Not less than 10 Trading Days prior to the initial filing (if applicable) of each Registration Statement and not less than two Trading Days prior to the filing of any related Prospectus or any pre- or post-amendment or supplement thereto or to such Registration Statement (but not including documents incorporated by reference therein), furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders.  The Partnership shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Holders of least two-thirds of the Registrable Securities shall reasonably object in good faith, provided that the Partnership is notified of such objection in writing no later than five Trading Days after the Holders have been so furnished copies of an initial Registration Statement or one Trading Day after the Holders have been so furnished copies of any related Prospectus or pre- or post-effective amendments or supplements thereto or to such Registration Statement.  By the end of the fifth Trading Day following the written request furnished by or on behalf of the Partnership, the Holders shall furnish to the Partnership such written information regarding such Holder and the distribution proposed by such Holder as the Partnership may reasonably request in writing (and that has not otherwise been previously provided) and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(b)                                 (i) Use its commercially reasonable efforts to cause a Registration Statement to become and remain effective for the Effectiveness Period and prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, including so as to permit sales of the greatest number of Registrable Securities for the longest possible Effectiveness Period (for example, to the extent permissible under applicable rules and regulations of the Commission, post-effectively amending a Registration Statement on Form S-1 to convert it to a Form S-3 not subject to the three year limit under clause (a) of the definition thereof); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to any Holder upon request true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Partnership may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Partnership); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)                                  Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Partnership whether there will be a “review” of such Registration Statement and, upon request of any Holder whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading; and (vi) of the occurrence or existence of any non-public pending business development with respect to the Partnership that the Partnership believes is material and that, in the determination of the Partnership, makes it not in the best interest of the Partnership to disclose such development so as to allow continued availability of a Registration Statement or Prospectus;  provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information; provided, moreover, that the Partnership’s ability to suspend the availability of the Registration Statement under Sections 3(c)(iii) through (vi) is subject to the limitations set forth in Section 3(j).

(d)                                 Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)                                  Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement (including the Prospectus included therein) and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on EDGAR need not be furnished in physical form.

(f)                                   Subject to the terms of this Agreement, consent and hereby does consent to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g)                                  Cooperate with any registered broker-dealer which is effecting resales of Registrable Securities in effecting any filing with the Financial Industry Regulatory Authority (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 5110 (or any similar or successor rule) and pay the filing fee required in connection with such filing.

(h)                                 Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for resale by the Holder under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, including, but not limited to, causing such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, that the Partnership shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Partnership to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)                                     If requested by a Holder, cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j)                                    Upon the occurrence of any event contemplated by Section 3(c), as promptly as reasonably possible under the circumstances taking into account the Partnership’s good faith assessment of any adverse consequences to the Partnership and its unitholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document curing such defect or other occurrence causing the suspension of a Registration Statement and otherwise so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of a Prospectus), not misleading.  If the Partnership notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus.  The Partnership will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable and promptly notify the Holders upon termination of any suspension.  The Partnership shall be entitled to exercise its right under Section 3(c) and this Section 3(j) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 90 calendar days (which need not be consecutive calendar days) in the aggregate in any 12 month period, which right may only be exercised three times in any 12 month period; provided, however, that if any other registration statement is effective with respect to Partnership Interests and the Partnership has not suspended the availability of such registration statement and related prospectus, the Partnership shall not be entitled to suspend the availability of a Registration Statement and Prospectus hereunder.

(k)                                 Comply with all applicable rules and regulations of the Commission.

(l)                                     Use its commercially reasonable efforts to obtain from its independent certified public accountants and reserve engineers “comfort” letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters, when so requested by any underwriters (including any Selling Holders that the Commission may, in the good faith judgment of the Selling Holders after consultation with outside counsel, require to be identified as an underwriter) in connection with a public offering of Registrable Securities.

(m)                             In connection with the closing of any offering of Registrable Securities, use its commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form and at customary times and covering matters of the type customarily covered by legal opinions in underwritten offerings, if so requested by any underwriters (including any Selling Holders that the Commission may, in the good faith judgment of the Selling Holders after consultation with outside counsel, require to be identified as an underwriter).

(n)                                 List the Registrable Securities on any national securities exchange on which the Common Units are then listed for trading or quotation, or if the Common Units are not then listed or quoted on a national securities exchange, use its commercially reasonable efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the holders of a majority of such Registrable Securities shall request.

(o)                                 If the Partnership elects to do so, require each Selling Holder to furnish to the Partnership a certified statement as to the number of Registrable Securities Beneficially Owned by such Holder and, if required by the Commission pursuant to SEC Guidance, the natural persons thereof that have voting and dispositive control over the Registrable Securities.

(p)                                 In connection with the filing of a Registration Statement or offering thereunder, make available for inspection by (i) any Holder or underwriter engaged in connection with a Demand Registration or offering under such Registration Statement, (ii) legal counsel for any Holder or underwriter engaged in connection with a Demand Registration or offering under such Registration Statement, (iii) one firm of accountants, financial advisors or other agents retained by the Holders in connection with a Demand Registration and (iv) one firm of accountants, financial advisors or other agents retained by the underwriters engaged in connection with an offering under such Registration Statement (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent company documents and properties of the Partnership (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Partnership’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to a Holder or underwriter engaged in connection with a Demand Registration or offering under such Registration Statement) or use of any Record or other information which the Partnership determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a subpoena or order from a court or government body of competent jurisdiction or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any confidentiality agreement between the Partnership and such Holder or underwriter.  Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Partnership and allow the Partnership, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein (or in any other confidentiality agreement between the Partnership and any Holder) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(q)                                 If underwriters are engaged in connection with any Registration Statement or offering thereunder, without limitation to any of the foregoing, (i) provide indemnification, representations, covenants and other assurance to the underwriters in form and substance customary in such transactions and (ii) at the reasonable request of any underwriter, make available its senior executive and financial officers to participate in a marketing presentation to potential investors.

4.                                      Registration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Partnership shall be borne by the Partnership (without reimbursement by the Company or any Holder) whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Partnership’s counsel and auditors) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any national securities exchange on which Partnership Interests are then listed for trading, (C) in compliance with applicable state securities or “blue sky” laws reasonably requested by the Selling Holders or underwriters (including, without limitation, fees and disbursements of counsel for the Partnership in connection with “blue sky” qualifications or exemptions of the Registrable Securities) and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders, and (D) if not previously paid by the Partnership in connection with a filing by the Partnership with FINRA, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110 (or any similar or successor rule), so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Partnership, (v) Securities Act liability insurance, if the Partnership so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Partnership in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Partnership shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  In no event shall the Partnership be responsible for any broker or similar commissions attributable to any Holder or, except to the extent specifically provided for herein, any legal fees or other costs of the Holders.

5.                                      Indemnification.

(a)                                 Indemnification by the Partnership.  The Partnership shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Partnership Interests), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, equityholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Partnership of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that in the case of (1) above, (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Partnership by such Holder expressly for use therein, or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii) through (vi), the use by such Holder of an outdated or defective Prospectus after the Partnership has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c).  The Partnership shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Partnership has knowledge.

(b)                                 Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Partnership, its directors, officers, agents and employees, each Person who controls the Partnership (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (i) such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Partnership specifically for inclusion in such Registration Statement or such Prospectus, or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii) through (vi), the use by such Holder of an outdated or defective Prospectus after the Partnership has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c).  In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified

Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within 10 Trading Days after written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d)                                 Contribution.  If the indemnification under Sections 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.                                      Miscellaneous.

(a)                                 Remedies.  In the event of a breach by the Partnership or by a Holder of any of their respective obligations under this Agreement, each Holder or the Partnership, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  The Partnership and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)                                 Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.  The Partnership covenants and agrees that it shall (i) so long as any Holder owns Registrable Securities, file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) if the Partnership ceases to be required to file reports under the Securities Act and Exchange Act, upon the written request of any Holder of Registrable Securities, make publicly available other information necessary to permit sales pursuant to Rule 144 under the Securities Act and (iii) take such further action as any Holder(s) may reasonably request in writing, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 thereunder (but the obligations of the Partnership pursuant to clause (ii) hereof shall not apply if none of the Holders are affiliates of the Partnership).  Upon the request of any Holder, the Partnership shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

(c)                                  Discontinued Disposition.  By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Partnership of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Partnership that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Partnership will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable within the time period specified in Section 3(j).

(d)                                 Piggy-Back Registrations.  If the Partnership shall determine to (i) prepare and file with the Commission a registration statement or (ii) conduct a “shelf take-down” under an effective registration statement (but only if inclusion of any Registrable Securities in such offering could be effected under SEC Guidance without filing a post-effective amendment to such registration statement (other than an automatically effective post-effective amendment)) in either case relating to an offering for its own account or the account of others, other than a Holder, under the Securities Act of any Common Units, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then-equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Partnership’s incentive plan or other employee benefit plans, then the Partnership shall deliver to each Holder a written notice of such determination and, if within 15 days after the date of the delivery of such notice, any such Holder shall so request in writing, then the Partnership shall (if permitted under applicable SEC Guidance) include in such registration statement or offering all or any part of such Registrable Securities such Holder requests to be registered or offered; provided, however, that if at any time after giving such written notice of its intention to register or offer any Common Units, the Partnership or the other Person(s) for whose account such registration is proposed shall determine for any reason not to proceed with the proposed registration or offering of the Common Units to be sold by it, the Partnership may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register or offer any Registrable Securities in connection with such registration or offering; provided, further, that if the managing underwriter advises the Partnership that the inclusion of all Registrable Securities and/or Common Units proposed to be included in such registration or offering would interfere with the successful marketing (including pricing) of the Common Units proposed to be registered or offered by the Partnership, then the number of Registrable Securities and Common Units proposed to be included in such registration or offering shall be included in the following order:

1.                                      First, the Common Units to be registered or offered, as applicable;

2.                                      Second, the Registrable Securities, as defined under the Existing Registration Rights Agreement, to be registered or offered, as applicable; and

3.                                      Third, the Registrable Securities held by all Selling Holders, pro rata based upon the number of Registrable Securities Beneficially Owned by each such Selling Holder at the time of such registration or offering, as applicable.

In connection with any underwritten offering under this Section 6(d), the Partnership shall not be required to include Registrable Securities in such underwritten offering unless the Holders of such Registrable Securities accept the terms of the underwriting of such offering that have been agreed upon between the Partnership and the underwriters selected by the Partnership, including without limitation, the underwriting agreement and the fees and expenses in connection therewith.  Notwithstanding anything in this Section 6(d) to the contrary, if a Holder has the right to have Partnership Interests (including Common Units) registered pursuant to Section 6(e), then such Holder’s rights with respect to such Partnership Interests shall be governed by Section 6(e) and not this Section 6(d).

(e)                                  Tag-Along Registrations.  If the Partnership shall be requested to file a registration statement pursuant to Section 7.12 of the Partnership Agreement for any Partnership Interests held by any “Holder” (as defined in the Partnership Agreement) and a Holder owns the same class of Partnership Interests as such Partnership Interests required to be registered, the Partnership shall promptly deliver to such Holder a written notice of such request and such Holder shall have the right to have such Partnership Interests owned by it registered in accordance with the terms and conditions set forth in Section 7.12 of the Partnership Agreement as though such Holder was a “Holder” under Section 7.12 of the Partnership Agreement; provided, however, that if such registration statement requested to be filed by a “Holder” (as defined in the Partnership Agreement) is not filed with the Commission or is otherwise withdrawn, then any Partnership Interests of a Holder included on such registration statement, or any other Registration Statement including such Partnership Interests registered in accordance with this Section 6(e), shall correspondingly be terminated or withdrawn, as applicable.

(f)                                   Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Partnership and the Holders of least two-thirds of then outstanding Registrable Securities.  If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders, and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first  sentence of this Section 6(f).

(g)                                  Notices.  Any notice, communication, request, instruction or other document by any party to another required or permitted hereunder shall be given in writing and addressed as set forth below.  Any such notice, communication, request, instruction or other document shall be deemed to have been duly made or given and the receiving party charged with notice as follows: (a) if personally delivered, when received; (b) if sent by facsimile, with electronic confirmation of delivery, if sent during normal business hours on a Business Day, and if not sent during normal business hours on a Business Day, on the next subsequent Business Day; (c) if mailed certified mail, return receipt requested, on the day such notice is received, and if such day is not a Business Day, on the next subsequent Business Day; or (d) if sent by overnight courier, the next Business Day after placement into the custody of the overnight courier.  All notices shall be addressed as follows:

Company:

SN UR Holdings, LLC

1000 Main Street, Suite 3000

Houston, Texas 77002

Attn:                    President

Fax:                       (713) 756 - 2784

Partnership:

Sanchez Production Partners LP

1000 Main Street, Suite 3000

Houston, Texas 77002

Attn:                    Chief Financial Officer

Fax:                       (832) 308 - 3720

Holder other than the Company:  such address and number set forth in such Holder’s joinder agreement.

Any party may, by written notice so delivered to the other parties, change its address for notice purposes hereunder.

(h)                                 Successors and Assigns.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Company and the Partnership and any Holder that is not the Company; provided, however, that, notwithstanding anything in this Agreement to the contrary, in the event of any transfer or assignment of any Registrable Securities by a Holder, an assignee or transferee thereof shall not become a “Holder” hereunder until (i) the Holder has elected to assign such Holder’s rights under this Agreement with respect to such Partnership Interests so transferred or assigned to such transferee or assignee and (ii) the Partnership is given:  (a) written notice by such transferring or assigning Holder at or promptly after said transfer or assignment, stating the name and address of such transferee or assignee and identifying the Partnership Interests with respect to which the rights under this Agreement are being transferred or assigned; and (b) a joinder agreement executed by such transferee or assignee pursuant to which such Person agrees to be bound by the terms of this Agreement.  This Agreement shall not run to the benefit of or be enforceable by any other Person.

(i)                                     Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf”

or “.tif” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or “.tif” signature page were an original thereof.

(j)                                    Governing Law.  This Agreement, other documents delivered pursuant hereto and the legal relations between the parties shall be governed by and construed and enforced in accordance with the Laws of the State of Texas, without giving effect to principles of conflicts of law that would result in the application of the Laws of another jurisdiction.  The parties hereto irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Harris County, Texas over any dispute between the parties arising out of this Agreement or the transactions contemplated hereby, and each party irrevocably agrees that all such claims in respect of such dispute shall be heard and determined in such courts.  The parties hereto irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the venue of any dispute arising out of this Agreement or the transactions contemplated hereby being brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by a suit on the judgment or any other manner provided by Law.  The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by any party against another in any matter whatsoever arising out of or in relation to or in connection with this Agreement.

(k)                                 Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)                             Headings.  The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(n)                                 Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(o)                                 No Conflicting Registration Rights.  The Partnership represents and warrants to each Holder that (i) there are no registration rights with respect to any equity interest in the Partnership other than the registration rights granted hereby, the Registration Rights Agreement, dated October 14, 2015, by and among the Partnership and each of the Persons set forth on Schedule A thereto (the “Existing Registration Rights Agreement”) and those explicitly set forth in the Partnership Agreement as of the date hereof and (ii) the provisions of this Agreement do not violate or conflict with the provisions of the agreements and instruments referenced in clause (i) above or the Partnership has obtained all consents, approvals and waivers necessary under such agreements and instruments to grant the rights hereunder to the Holders without any such violation or conflict.  Without the prior written consent of the Company, the Partnership shall not grant any registration rights to third parties that (i) conflict with or impair the registration rights contained in this Agreement, (ii) have an Effectiveness Period (taking into account the date that such registration rights are exercised) that is longer than the one set forth in this Agreement, (iii) provide a greater number of demand registrations than the number set forth in Section 2(a), (iv) allows such third parties to exercise piggy-back registration rights unless the Holders, if they so request pursuant to the provisions hereof, are then able to register all of their Registrable Securities pursuant to Section 6(d) or 6(e) and (v) provide that the Partnership will pay any of the expenses of such third parties to the extent such expenses would not be paid by the Partnership pursuant to Section 4 with respect to the Registrable Securities.

(p)                                 Termination.  This Agreement shall remain in effect until the later of (i) the date upon which no Registrable Securities shall remain outstanding or (ii) the date upon which all Registrable Securities eligible to be sold pursuant to a Registration Statement shall have been sold pursuant to a Registration Statement, other registration statement or under Rule 144 under circumstances in which all of the applicable conditions of such Rule are met (excluding transfers or assignments by a Holder to an affiliate or to another Holder or any of its affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 6(h)); provided, however, that Sections 4 and 5 shall survive the termination of this Agreement.

(q)                                 Survival of Agreement.  This Agreement shall survive any merger, business combination or other similar transaction and be binding on the Partnership or its successor, as applicable.

(r)                                    Unit Splits, Etc.  All unit numbers and amounts derived from unit numbers in this Agreement are to be appropriately adjusted for any unit distribution, unit split, unit combination or other similar transaction, including as a result of any transaction referred to in Section 6(q).  In the event the Partnership merges, combines with or otherwise converts to another entity by operation of law, merger, or otherwise, as a result of which units are exchanged for or converted into securities of such entity, the provisions hereof shall survive and apply to such securities, and references herein to any type or class of units shall be deemed to include such securities.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE PARTNERSHIP:

SANCHEZ PRODUCTION PARTNERS LP

By:	Sanchez Production Partners GP LLC, its general partner

By:	/s/ Charles C. Ward
	Name:	Charles C. Ward
	Title:	Chief Financial Officer

THE COMPANY / HOLDER:

SN UR HOLDINGS, LLC

By:	/s/ Antonio R. Sanchez, III
	Name:	Antonio R. Sanchez, III
	Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement